Filed pursuant to Rule 424(b)(3)

Registration No. 333-231420

VOICEINTEROP, INC.

PROSPECTUS SUPPLEMENT

To the Prospectus dated November 20, 2019

This Prospectus Supplement dated February 12, 2020 (“Prospectus Supplement”) is supplemental to, and must be read in conjunction with the Prospectus dated November 20, 2019,  prepared by VoiceInterop, Inc. Terms defined in the Prospectus, unless the context otherwise requires, have the same meaning when used in the Prospectus Supplement.

 The purpose of this Prospectus Supplement is to advise shareholders that the Distribution Date for the Spin-Off was changed from November 20, 2019 to February 14, 2020.  All other terms for the Spin-Off remain the same.

In reviewing this Prospectus and Prospectus Supplement, you should carefully consider the matters described in the section titled “Risk Factors” beginning on page 9 of the Prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is  February 12, 2020